AMENDMENT ONE TO
FIRST HOME BANCORP, INC.
AMENDED AND RESTATED
2017 EQUITY INCENTIVE PLAN

This Amendment One (the “Amendment”) to the First Home Bancorp, Inc. 2017 Equity Incentive Plan (the “Plan”) is hereby adopted, effective as of September 27, 2022, the date of adoption (the “Amendment Effective Date”). Terms capitalized herein that are not defined herein shall have the same meaning as set forth in the Plan.

WHEREAS, BayFirst Financial Corp. (formerly, First Home Bancorp, Inc., and referred to herein as the “Company”) adopted the Plan, which was approved by the Company’s stockholders on April 11, 2018; and

WHEREAS, the Company’s shares began to trade on the Nasdaq Capital Market on November 30, 2021; and

WHEREAS, the Company now desires to make certain changes to the Plan, including changing the name of the Plan to reflect the Company’s current name.

NOW, THEREFORE, the Plan is hereby amended as follows, as of the Amendment Effective Date:

1.The Plan is hereby amended by changing the name of the BayFirst Financial Corp. Amended and Restated 2017 Equity Incentive Plan.

2.The Plan is further amended by revising Section 1(j) to read as follows:

(j) “Company” means BayFirst Financial Corp., a Florida corporation (or any successor corporation that assumes this Plan, either contractually or by operation of law).

3.The Plan is further amended by revising sub-paragraph “(i)” in the definition of “Fair Market Value” set forth in Section 1(m) to read as follows:

(m) “Fair Market Value” on any date shall mean:

(i)If the Common Stock is readily tradable on an established securities market (as defined in Treasury Regulation §1.897-1(m)) (other than if the Common Stock is quoted on an over-the-counter market), the closing sales price of the Common Stock on such date, or if there is no reported closing sales price on such date, the next preceding date on which there was a reported closing sales price; or

(ii)If the Common Stock is not readily tradable on an established securities market (as defined in Treasury Regulation §1.897-1(m)), the fair market value as determined in good faith by the Board or the Committee by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company; factors to be considered may include, as applicable, independent third party valuations of the Common Stock, trading activity of the Common Stock known by the Board or the Committee, whether on the over-the-counter market or through private transactions, the value of the tangible and intangible assets of the Company, the present value of future cash-flows of the

Company, the market value of stock or equity interests in similar corporations which can be readily determined through objective means (such as through trading prices on an established securities market or an amount paid in an arm’s length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability. For purposes of the foregoing, a valuation prepared in accordance with any of the methods set forth in Treasury Regulation §1.409A-1(b)(5)(vi)(B)(2) consistently used, shall be rebuttably presumed to result in a reasonable valuation. This paragraph is intended to comply with the definition of “fair market value” contained in Treasury Regulation § 1.409A-1(b)(5)(iv) and should be interpreted consistently therewith.

In all other respects, the Plan, as previously adopted, shall remain in full force and effect.

IN WITNESS WHEREOF, the Board of Directors has adopted this Amendment One to the BayFirst Financial Corp. Amended and Restated 2017 Equity Incentive Plan, effective as of the date first written above.

                        BayFirst Financial Corp.

By: /s/ Anthony N. Leo
                            Anthony N. Leo,
                            Chief Executive Officer

IN WITNESS WHEREOF, the Board of Directors has adopted this Amendment One as of the date first written above.

BAYFIRST FINANCIAL CORP.

By: /s/Joyce Lynn Briscoe
Joyce Lynn Briscoe

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